UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Alphabet Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	61-1767919
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1600 Amphitheatre Parkway

Mountain View, CA 94043

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
3.200% Senior Notes due 2030 3.450% Senior Notes due 2032	The Nasdaq Stock Market LLC The Nasdaq Stock Market LLC
3.625% Senior Notes due 2034 4.100% Senior Notes due 2039 4.500% Senior Notes due 2045	The Nasdaq Stock Market LLC The Nasdaq Stock Market LLC The Nasdaq Stock Market LLC
4.800% Senior Notes due 2063	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-286752

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are Alphabet Inc.’s (the “Company”) 3.200% Senior Notes due 2030, 3.450% Senior Notes due 2032, 3.625% Senior Notes due 2034, 4.100% Senior Notes due 2039, 4.500% Senior Notes due 2045 and 4.800% Senior Notes due 2063 (collectively, the “Notes”). The description of the Notes is contained in the Company’s Prospectus, dated April 25, 2025, included in the Company’s registration statement on Form S-3 (File No. 333-286752) under the caption “Description of Debt Securities” and the Company’s Prospectus Supplement with respect to the Notes, dated May 5, 2026 and filed on May 7, 2026, under the caption “Description of the Notes,” and those sections are incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description

4.1	Indenture, dated February 12, 2016, between Alphabet Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.3 of Alphabet Inc.’s Registration Statement on Form S-3 filed on February 12, 2016 (File No. 333-209510)).

4.2	Form of Global Note representing the Registrant’s 3.200% Senior Notes due 2030 (incorporated by reference to Exhibit 4.2 of Alphabet Inc.’s Current Report on Form 8-K (File no. 001-37580), filed May 11, 2026).

4.3	Form of Global Note representing the Registrant’s 3.450% Senior Notes due 2032 (incorporated by reference to Exhibit 4.3 of Alphabet Inc.’s Current Report on Form 8-K (File no. 001-37580), filed May 11, 2026).

4.4	Form of Global Note representing the Registrant’s 3.625% Senior Notes due 2034 (incorporated by reference to Exhibit 4.4 of Alphabet Inc.’s Current Report on Form 8-K (File no. 001-37580), filed May 11, 2026).

4.5	Form of Global Note representing the Registrant’s 4.100% Senior Notes due 2039 (incorporated by reference to Exhibit 4.5 of Alphabet Inc.’s Current Report on Form 8-K (File no. 001-37580), filed May 11, 2026).

4.6	Form of Global Note representing the Registrant’s 4.500% Senior Notes due 2045 (incorporated by reference to Exhibit 4.6 of Alphabet Inc.’s Current Report on Form 8-K (File no. 001-37580), filed May 11, 2026).

4.7	Form of Global Note representing the Registrant’s 4.800% Senior Notes due 2063 (incorporated by reference to Exhibit 4.7 of Alphabet Inc.’s Current Report on Form 8-K (File no. 001-37580), filed May 11, 2026).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Alphabet Inc.

Date: June 3, 2026	By:	/s/ Anat Ashkenazi
Anat Ashkenazi
Senior Vice President and Chief Financial Officer